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                                                                      EXHIBIT 21



                  SUBSIDIARIES OF MET-COIL SYSTEMS CORPORATION
                               AS OF MAY 31, 1997


           NAME                                                           STATE OF INCORPORATION
-------------------------------------------------------------------------------------------------
Iowa Precision Industries, Inc.                                           Delaware
The Lockformer Company                                                    Illinois
Met-Coil Ltd.                                                             (1)
Met-Coil Systems International, Inc. (FSC)                                U.S. Virgin Islands
Fen-Pro Inc.                                                              Illinois (2)
Met-Coil - Texas                                                          Texas (3)



All Subsidiaries do business under their own names or under the Met-Coil name.

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(1)    International joint venture, 50% owned by Met-Coil, based in Japan.
(2)    F/K/A Roper Whitney Company, F/K/A Met-Coil-RWC, Inc., F/K/A
       Fenestra, Inc.
(3)    F/K/A Rowe Machinery & Automation, Inc.